UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: August 15, 2023

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Convertible Note Offering

On August 18, 2023, Akamai Technologies, Inc. (“Akamai”) completed its previously announced offering of $1,100,000,000 in aggregate principal amount of its 1.125% Convertible Senior Notes due February 15, 2029 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of August 15, 2023, entered into by and between Akamai and each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Akamai also granted the Initial Purchasers an option to purchase up to an additional $165,000,000 in aggregate principal amount of Notes on the same terms and conditions.

Akamai used approximately $127.3 million of the net proceeds from the offering of the Notes to pay the cost of the privately-negotiated convertible note hedge transactions described below (after such cost was partially offset by the proceeds to Akamai from the sale of warrants pursuant to the warrant transactions described below) and used approximately $75.0 million of the net proceeds from the offering of the Notes to repurchase 727,379 shares of Akamai’s common stock, as described below in Item 8.01.

Akamai intends to use the remaining net proceeds from the offering of the Notes to repay at maturity a portion of Akamai’s $1,150 million outstanding aggregate principal amount of 0.125% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”), which mature on May 1, 2025, and/or to pay cash amounts due upon any earlier conversion of the 2025 Convertible Notes.

Indenture and the Notes

On August 18, 2023, Akamai entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Under the Indenture, the Notes will be senior unsecured obligations of Akamai, and bear interest from August 18, 2023 at a rate of 1.125% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. The Notes will mature on February 15, 2029, unless earlier converted or repurchased in accordance with their terms.

The Notes are convertible into shares of Akamai’s common stock at an initial conversion rate of 7.9170 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $126.31 per share), subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The initial conversion price represents a premium of approximately 22.5% to the $103.11 per share closing price of Akamai’s common stock on August 15, 2023.

Upon conversion of the Notes, Akamai will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Akamai’s common stock, or a combination of cash and shares of Akamai’s common stock, at Akamai’s election, in respect of the remainder, if any, of Akamai’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

Prior to October 15, 2028, the Notes will be convertible only upon the occurrence of certain events and will be convertible thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

If certain corporate events described in the Indenture occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes. If Akamai undergoes a “Fundamental Change,” as defined in the Indenture, subject to certain conditions, holders may require Akamai to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default that are occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

On August 15, 2023, in connection with the pricing of the Notes, Akamai entered into convertible note hedge transactions with an affiliate of one of the Initial Purchasers and other financial institutions (the “Option Counterparties”). Akamai also entered into warrant transactions with the Option Counterparties pursuant to which it sold warrants for the purchase of Akamai’s common stock.

The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to shares of Akamai’s common stock upon any conversion of the Notes and/or offset any cash payments Akamai is required to make in excess of the principal amount of any converted Notes, as the case may be. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of Akamai’s common stock exceeds the relevant strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

The above description of the convertible note hedge transactions and the warrant transactions is a summary only and is qualified in its entirety by reference to the forms of the Call Option Transaction Confirmation and the Warrant Confirmation executed by Akamai and each Option Counterparty as of the date specified above, forms of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. Akamai does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. Additional information pertaining to the Notes, the shares of Akamai’s common stock issuable upon conversion of the Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the sale of the Notes, Akamai used approximately $75.0 million of the net proceeds of such sale to repurchase 727,379 shares of its common stock from purchasers of Notes in privately negotiated transactions effected through one of the Initial Purchasers or its affiliate, as Akamai’s agent. The purchase price of the common stock repurchased in such transactions was equal to the closing price per share of Akamai’s common stock on the date of the pricing of the offering, which was $103.11 per share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture (including form of Notes) with respect to Akamai’s 1.125% Convertible Senior Notes due February 15, 2029, dated as of August 18, 2023, between Akamai and U.S. Bank Trust Company, National Association, as trustee.

10.1	Form of Call Option Transaction Confirmation between Akamai and each Option Counterparty.

10.2	Form of Warrant Confirmation between Akamai and each Option Counterparty.

104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Aaron S. Ahola
	Name:	Aaron S. Ahola
Date: August 18, 2023	Title:	Executive Vice President, General Counsel and Corporate Secretary